EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
To the Participants and Administrator of
Ryder System, Inc. 401(k) Savings Plan:
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-134113) of Ryder System, Inc. of our report dated May 20, 2010 relating to the financial statements of Ryder System, Inc. 401(k) Savings Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
Miami, Florida
May 20, 2010

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